Exhibit 23.3

CONSENT OF PETROTECHNICAL SERVICES,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, PetroTechnical Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated 15 January 2013, entitled “Reserve and Economic Evaluation Of Proved Reserves Of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2012”, included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2012 filed on 1 March 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PetroTechnical Services Division of Schlumberger Technology Corporation

By:
	Name:	Charles M. Boyer II, P.G.
	Title:	Pittsburgh Consulting Manager Advisor Unconventional Reservoirs

Pittsburgh, Pennsylvania

7 August 2013